Exhibit 1.4
Solicitation of Consents
in Respect of all Outstanding 11 7/8% Senior Secured Notes Due 2014
(CUSIP Nos. 89612BAA6 and R92856AA2)
of
TRICO SHIPPING AS
To Our Clients:
     We are enclosing herewith for your consideration a consent solicitation statement, dated September 3, 2010 (the “consent solicitation statement”), of Trico Shipping AS, a Norwegian limited company (the “Company”), and a related letter of consent (the “letter of consent”), relating to the proposed amendments (the “proposed amendments”) to (i) amend the indenture dated as of October 30, 2009 among the Company, the guarantors identified therein and Deutsche Bank National Trust Company (as successor trustee to Wells Fargo Bank N.A.), as trustee thereunder (as amended by the First Supplemental Indenture, dated as of June 25, 2010, the “indenture”), governing the 11 7/8% Senior Secured Notes due 2014 (the “notes”), (ii) amend (A) the Collateral Agency and Intercreditor Agreement, dated October 30, 2009, among the Company, the guarantors identified therein, Wilmington Trust FSB, Deutsche Bank National Trust Company (as successor trustee to Wells Fargo Bank, N.A.) and Nordea Bank Finland plc, New York Branch (as amended by the First Amendment to the Collateral Agency and Intercreditor Agreement, dated as of June 29, 2010, the “Intercreditor Agreement”), and (B) the security and collateral documents securing payment of the notes, in each case as may be needed to reflect the entering into of a Term Loan Facility by and among Trico Shipping AS, as borrower, and the lenders party thereto, and (iii) waive certain defaults and events of default and rescind any acceleration of principal or interest under the indenture related thereto in the event that certain defaults of the notes have occurred prior to the proposed amendments becoming operative. You can read the full and complete terms of the proposed amendments to the indenture, which are set forth in the consent solicitation statement.
     By consenting to the proposed amendments, you are also agreeing to waive any objections, claims and causes of action with respect to any of the proposed amendments and the implementation thereof, including any future defaults under the indenture with respect to the provisions that would be modified if the requisite consents are obtained.
     The solicitation is being made to all registered holders of the notes as shown in the records of the trustee as of the close of business on September 2, 2010 (the “record date”) and their duly appointed proxies. As of the close of business on the record date, the entire outstanding aggregate principal amount of the notes was held by The Depository Trust Company (“DTC”) or its nominee for the accounts of participants in DTC (“DTC participants”). Such registered holders and DTC participants are referred to herein as “holders.”

     We are the holder of outstanding notes held by us for your account through the facilities of DTC. Consent by holders of such outstanding notes can be made only by us as the holder as of the record date, and only pursuant to your instructions. We request instructions as to whether you wish us to consent to the proposed amendments pursuant to the terms set forth in the consent solicitation statement and letter of consent.
     The accompanying letter of consent is furnished to you for your information only and cannot be used by you to consent to the proposed amendments for the notes held by us for your account.
     If you wish for us to submit a consent for any portion or the entire aggregate principal amount of the notes which we hold for your account, please so instruct us by completing, executing and returning to us the letter of instruction set forth on the last page of this letter. Unless otherwise specified in the letter of instruction, if you authorize us to consent, we will consent with respect to the entire aggregate principal amount of the notes which we hold for your account. We note that the proposed amendments will not be effective without consent of holders of 100% of the notes.
     The Company has retained Deutsche Bank National Trust Company as the Information Agent to provide information in connection with the solicitation. Requests for assistance in filling out and delivering the attached letter of instruction or for additional copies of the consent solicitation statement may be directed to the Information Agent at its address and telephone number set forth on the back cover page of the consent solicitation statement.

LETTER OF INSTRUCTION
WITH RESPECT TO BOOK ENTRY TRANSFER PARTICIPANT
PLEASE RETURN YOUR INSTRUCTIONS TO US PROMPTLY.
To DTC Participant:
     The undersigned hereby acknowledges receipt of the consent solicitation statement and the accompanying letter of consent relating to the solicitation of consents by Trico Shipping AS (the “Company”) to the proposed amendments (the “proposed amendments”) to (i) amend the indenture, dated as of October 30, 2009, by and between the Company, the Guarantors named therein and Deutsche Bank National Trust Company (as successor trustee to Wells Fargo Bank, N.A.), as trustee thereunder (as amended by the First Supplemental Indenture, dated as of June 25, 2010, the “indenture”), governing the Company’s 11 7/8% Senior Secured Notes due 2014 (the “notes”), (ii) amend (A) the Collateral Agency and Intercreditor Agreement, dated October 30, 2009 (and amended as of June 29, 2010), among the Company, the guarantors identified therein, Wilmington Trust FSB, Deutsche Bank National Trust Company (as successor trustee to Wells Fargo Bank, N.A.) and Nordea Bank Finland plc, New York Branch (the “Intercreditor Agreement”), and (B) the security and collateral documents securing payment of the notes, in each case as may be needed to reflect the entering into of a Term Loan Facility by and among Trico Shipping AS, as borrower, and the lenders party thereto as described in the consent solicitation statement and the related letter of consent, and (iii) waive certain defaults and events of default and rescind any acceleration of principal or interest under the indenture related thereto in the event that certain defaults of the notes have occurred prior to the proposed amendments becoming operative. The proposed amendments to the indenture are more fully described in the consent solicitation statement.
     By consenting to the proposed amendments, the undersigned is also agreeing to waive any objections, claims and causes of action with respect to any of the proposed amendments and the implementation thereof, including any future defaults under the indenture with respect to the provisions that would be modified if the consent of the entirety of the aggregate principal amount of the notes outstanding as of September 2, 2010 (the “record date”) are obtained.
     INSTRUCTION TO DELIVER CONSENT: The undersigned beneficial owner of notes hereby instructs the holder of such notes to deliver a consent to the proposed amendments with respect to the aggregate principal amount indicated below (or if no aggregate principal amount is indicated below, the entire aggregate principal amount of notes which such holder holds for the account of the undersigned), upon the terms set forth in the consent solicitation statement and the related letter of consent.
     The aggregate principal amount of the notes held by you for the account of the undersigned is (FILL IN AMOUNT):
          $_______________* of the 11 7/8% Senior Secured Notes due 2014

*	If no aggregate principal amount is provided in this space and this letter of instruction is signed below, the holder is authorized to deliver a consent with respect to the entire aggregate principal amount which such holder holds for the undersigned’s account.
     The undersigned acknowledges that by submitting these instructions, it is instructing you to consent to the proposed amendments with respect to the aggregate principal amount of the notes specified above; and that these instructions relate to the aggregate principal amount of the notes the undersigned specified.

SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date: